UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36027	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 320-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on March 1, 2023, Capitalworks Emerging Markets Acquisition Corp (the “Company”) issued a press release announcing that the extraordinary general meeting of shareholders (the “Meeting”), originally scheduled for Friday, February 24, 2023 and postponed to Wednesday, March 1, 2023, was postponed indefinitely. The Meeting was being held to consider and vote on proposals to amend the Company’s amended and restated memorandum and articles of association to (i) extend the date by which the Company would be required to consummate a business combination from March 3, 2023 to December 3, 2023 and (ii) permit the Company’s board of directors, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than December 3, 2023 (including prior to March 3, 2023).

As previously disclosed, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among (i) the Company, (ii) Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (“Lexasure”), (iii) Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), (iv) CEMAC Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (v) Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (vi) CEMAC Sponsor LP, a Cayman Islands exempted limited partnership, in the capacity as the representative for the shareholders of the Company and Pubco (other than the Lexasure shareholders), and (vii) Ian Lim Teck Soon, an individual, in the capacity as the representative for the Lexasure shareholders, for a proposed business combination among the parties (the “Business Combination”).

Upon the execution of the Business Combination Agreement, the Company received an automatic three-month extension of the time to consummate an initial business combination by June 3, 2023. As a result, the Company cancelled the Meeting. However, the Company intends to hold an extraordinary general meeting of shareholders prior to June 3, 2023 in order to seek shareholder approval of a new extension period to consummate the Business Combination or another initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capitalworks Emerging Markets Acquisition Corp.

Date: April 21, 2023	By:	/s/ Roberta Brzezinski
		Name:	Roberta Brzezinski
		Title:	Chief Executive Officer